                              QUALITY FOOD CENTERS, INC.
                                     EXHIBIT 11.0
                          COMPUTATION OF PER SHARE EARNINGS




    Calculations of per share earnings reported in this report on Form 10-Q for the 12 week periods ended March 23, 1996 and March 25, 1995 are based on the following:


                                                 Twelve Weeks Ended
                                          March 23, 1996    March 25, 1995
                                          --------------    --------------
     Weighted average
        shares outstanding                    14,436,000        19,698,000

     Dilutive effect of
        stock options                            118,000           144,000
                                          --------------    --------------

     Weighted average
        number of shares                      14,554,000        19,842,000
                                          --------------    --------------
                                          --------------    --------------


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